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                                                                  EXHIBIT 5-1


                         BERLACK, ISRAELS & LIBERMAN LLP
                              120 WEST 45TH STREET
                              NEW YORK, N.Y. 10036
                                  ____________
                                 (212) 704-0100


                                 CABLE: BERILIB

                            FACSIMILE: (212) 704-0196

KENNETH R. ASHER                                               JOHN BIEDERMAN
CLAUDE  A. BAUM                                                SENIOR ATTORNEY

SCOTT M. BERMAN                                                    _______

BRUCE S. COLEMAN
ANDREW S. DASH                                                   DIRECT DIAL
ALAN N. FORMAN                                                 (212) 209-4999
EMILIO A. GALVAN                                                   _______

KENNETH S. GOODWIN
STEVEN E. GREENBAUM                                            E-MAIL ADDRESS
HARVEY M. KATZ                                              WASSERSF@BERLACK.COM
STUART NEUHAUSER
ERICA M. RYLAND
STEVEN SAIDE
MARTIN S. SIEGEL
STEVEN F. WASSERMAN
EDWARD S. WEISFELNER



                                       January 14, 2002

Paragon Sports Group, Inc.
5580 Monroe Street
Sylvania, Ohio 43560

          Re: REGISTRATION STATEMENT ON FORM SB-2 ( FILE NO. 333-67154)
              ---------------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Paragon Sports Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form SB-2, as amended (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") to register the offering by the Company of 400,000 shares of its common stock, par value $.01 per share (the "Common Stock").

         In this regard, we have reviewed the Certificate of Incorporation of the Company, resolutions adopted by the Company's Board of Directors, the Registration Statement, the other exhibits to the Registration Statement and such other records, documents, statutes and decisions that we have deemed relevant in rendering this opinion. Based on the foregoing, we are of the opinion that:

         The shares of Common Stock being offered pursuant to the Registration Statement and all amendments thereto, have been duly and validly authorized for issuance and when issued in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever it appears in the Registration Statement and in any amendment to it.


                                         Very truly yours,


                                         /s/ Berlack, Israels & Liberman LLP
                                         BERLACK, ISRAELS & LIBERMAN LLP